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                                                               EXHIBIT 23.2

                           ACCOUNTANTS' CONSENT

   We consent to the inclusion in Form SB-2 of our report dated February 8, 2000 on our audit of the financial statements of Islands Bancorp as of and for the year ended December 31, 1999 and as of December 31, 1998 and for the period from December 10, 1998 through December 31, 1998.

Atlanta, Georgia

February 9, 2000
                            /s/ Francis & Co., CPAs

                             Francis & Co., CPAs